Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Timothy A. Bonang

Manager of Investor Relations

(617) 796-8149

www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces

$25 Million New Credit Facility

Newton, MA (May 10, 2005): Five Star Quality Care, Inc. (AMEX: FVE) today announced that it has entered a new $25 million revolving credit facility. This new credit facility replaces FVE’s existing $12.5 million credit facility, which had a maturity of October 24, 2005.

The new credit facility matures on May 9, 2007, with an option to extend with lenders approval for two additional one year terms. Initially, the maximum amount available to FVE under this credit facility is $25 million, but this amount may be increased to $50 million, subject to lender consent. Drawings under this credit facility will require interest payments of LIBOR plus 250 basis points and will be secured by FVE's accounts receivable and related collateral. This new credit facility also contains certain covenants, such as maintenance of collateral, minimum net worth and certain financial ratios.

There is currently zero drawn under the new credit facility. Although the new credit facility may be used for working capital and general business purposes, FVE currently expects it may be principally used to provide short term funding until permanent financing is arranged for acquisitions or expansion activities.

Wachovia Securities acted as lender, lead arranger, syndication agent and the receivables program manager for this new credit facility.

WARNING REGARDING FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE INCLUDE STATEMENTS REGARDING FUTURE AVAILABILITY OF BORROWINGS UNDER THE NEW REVOLVING CREDIT FACILITY AND FVE’S ABILITY TO EXPAND THE MAXIMUM AVAILABILITY UNDER THE CREDIT FACILITY. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE, CONTINUED AVAILABILITY OF BORROWINGS UNDER THE CREDIT FACILITY IS SUBJECT TO FVE MAINTAINING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CONDITIONS.

SIMILARLY, FVE’S INCREASING THE MAXIMUM AVAILABILITY IS SUBJECT TO OBTAINING ADDITIONAL LENDER COMMITMENTS. SOME OF THESE FACTORS MAY BE BEYOND FVE'S CONTROL. FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY LAW, FVE DOES NOT INTEND TO IMPLY THAT IT WILL UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)